[PALATIN LOGO OMITTED]

PALATIN TECHNOLOGIES, INC.
4C Cedar Brook Drive
Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Friday, August 27, 2004

TIME	9:30 a.m., Eastern Time

PLACE	Palatin's executive offices, 4C Cedar Brook Drive, Cranbury, New Jersey 08512

RECORD DATE	July 13, 2004

ITEMS OF BUSINESS	(1) approval of an amendment to the Certificate of Incorporation to increase the authorized common stock;
(2)   approval of an increase in common stock available for issuance under the 1996 Stock Option Plan; and
(3) any other matters properly brought before the meeting.

STOCKHOLDER LIST	A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our executive offices, 4C Cedar Brook Drive, Cranbury, New Jersey 08512.

By order of the board of directors,

Stephen T. Wills, Secretary
July __, 2004

PALATIN TECHNOLOGIES, INC.

SPECIAL MEETING 2004

Notice of Meeting	1

Voting Procedures and Solicitation	3

Item 1: Approval of an amendment to the Certificate of Incorporation to increase the authorized common stock	5
Description of securities	5
Common stock	6
Preferred stock	6
Series A convertible preferred stock	8
Securities authorized for issuance under equity compensation plans	8

Item 2: Approval of an increase in common stock available for issuance under the 1996 Stock Option Plan	11
The 1996 Stock Option Plan	11
Options granted to management and employees	14
Interest of management in the increase	15
Text of the amendment	16

Executive Officers	17
Executive Compensation	18
Summary Compensation Table	18
Option Grants in Last Fiscal Year	20
Aggregated Option Exercises and Fiscal Year-End Option Values	20
Ten-Year Option Repricings	21
Employment Agreements	21

Compensation Committee Interlocks and Insider Participation in Compensation Decisions	23

Compensation Committee Report	23

Stock Performance Graph	25

Beneficial Ownership of Management and Others	26

Certain Relationships and Related Transactions	28

Other Items of Business	29

Stockholder Proposals For Next Annual Meeting	29

PROXY STATEMENT, PAGE 2

PALATIN TECHNOLOGIES, INC.

SPECIAL MEETING 2004

PROXY STATEMENT

VOTING PROCEDURES AND SOLICITATION

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. We began sending out these proxy materials on approximately July __, 2004.

METHODS OF VOTING

You may vote by signing and returning the enclosed proxy card or by voting in person at the meeting. If you send in a proxy card, and also attend the meeting in person, the proxy holders will vote your shares as you instructed on your proxy card, unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING A PROXY

You may revoke your proxy by:

•	signing and returning another proxy card at a later date;

•	sending written notice of revocation to the Secretary at our offices, 4C Cedar Brook Drive, Cranbury, New Jersey 08512; or

•	informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation must arrive at our corporate offices before the start of the meeting.

PROXY SOLICITATION

We are soliciting the enclosed proxy card on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers and employees may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

PROXY STATEMENT, PAGE 3

HOW PROXY CARDS ARE VOTED

The proxy holders named on the proxy card are Carl Spana, Ph.D., chief executive officer, president and a director, and Stephen T. Wills, chief financial officer, executive vice president, secretary and treasurer. The proxy holders will vote shares according to the stockholder’s instructions on the proxy card. If a signed proxy card does not contain instructions, then the proxy holders will vote the shares FOR the approval of the amendment to the Certificate of Incorporation increasing authorized common stock; FOR approval of the increase in common stock available for issuance under the 1996 Stock Option Plan; and in their discretion on any other business which may properly come before the meeting.

QUORUM AND VOTES REQUIRED

A majority of the votes of outstanding shares of common stock and Series A preferred stock, represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner. Common stock and Series A preferred stock will vote together as one class on the two items of business listed on the proxy card.

•	approval of the amendment to the Certificate of Incorporation increasing authorized common stock requires the affirmative vote of a majority of all outstanding stock. Abstentions and broker non-votes will count against approval.

•	approval of the increase in common stock available for issuance under the 1996 Stock Option Plan requires a majority of the votes cast. Abstentions and broker non-votes will count neither for nor against the proposal.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock and of Series A preferred stock at the close of business on the record date of July 13, 2004 are entitled to vote at the meeting.

Common stock:	52,790,897 shares outstanding, one vote per share

Series A preferred stock:	11,697 shares outstanding, approximately 38.02 votes per share, a total of 444,739 votes

ITEM ONE:  INCREASE IN AUTHORIZED COMMON STOCK

        The proposed amendment. Under our Certificate of Incorporation, Palatin is authorized to issue up to 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. On June 10, 2004, the board of directors adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation which would increase the authorized common stock to 150,000,000 shares. The amendment would not affect the authorized preferred stock.

PROXY STATEMENT, PAGE 4

        Outstanding and reserved shares. Of the 75,000,000 shares of common stock currently authorized, the following amounts are outstanding or reserved as of July 13, 2004:

52,790,897	outstanding
444,752	reserved for issuance on conversion of outstanding preferred stock
8,026,425	reserved for issuance on conversion of outstanding warrants
4,445,609	reserved for issuance on conversion of outstanding options
275,956	reserved for future option grants under the 1996 Stock Option Plan
65,983,642	total outstanding and reserved

We therefore have only 9,016,361 shares of common stock available for future use. The board has determined that this amount will be insufficient to allow us to continue funding our operations, compensating our management, employees and consultants, engaging in strategic business acquisitions, alliances and joint ventures, and otherwise for pursuing our business objectives and long-term goals.

        Purpose for the increase. Since acquiring our core business in a merger in 1996, we have issued stock and derivative securities for the following purposes:

•	raising equity capital to fund our ongoing operations;

•	compensating the placement agents in our private offerings;

•	issuing convertible preferred stock as equity participation in a strategic corporate alliance;

•	issuing warrants as part of the consideration for contracts such as technology licensing, property leasing and financial consulting; and

•	providing incentive and compensatory stock options to management, employees, and consultants. If the stockholders approve the increase in the shares of common stock available for issuance under the 1996 Stock Option Plan, as discussed under Item 2 below, we will reserve an additional 5,000,000 shares for this purpose.

We currently have no plan, commitment, arrangement, understanding or agreement, written or oral, regarding the issuance of common stock relating to the increase of authorized shares. However, we expect to continue issuing common stock, and securities convertible into or exercisable for common stock, for the purposes listed above. In addition, the board may consider issuing securities in connection with business acquisitions, alliances and joint ventures, other business opportunities, employee benefit plans other than our existing stock option plan, stock dividends, stock splits and other general corporate purposes. The board has the discretion, without further stockholder approval, to authorize new series of preferred stock and set the terms of the preferred stock, including conversion into common stock, for which the board may reserve any portion of the available common stock. See the Description of Securities below.

        Effect of the increase on rights of existing security holders. The proposed amendment will not affect the rights of existing security holders. See the Description of Securities below.

PROXY STATEMENT, PAGE 5

        Anti-takeover effect. Increasing the authorized common stock could enhance the board’s power to influence any change of control. The board has the authority, without further approval of the stockholders, to issue and determine the rights and preferences of other series of preferred stock, except as limited by the certificate of designation for the Series A stock. The board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation, or other rights which would adversely affect the voting power and ownership interest of holders of common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ITEM 1 PROPOSAL, TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

DESCRIPTION OF SECURITIES

Common Stock

        We have authority to issue 75,000,000 shares of common stock, par value $0.01 per share. As of July 13, 2004, 52,790,897 shares of our common stock were outstanding, and a maximum of 12,392,034 shares of common stock were issuable on conversion of outstanding convertible preferred stock or exercise of outstanding options and warrants. Holders of common stock have one vote per share and have no preemption rights. Holders of common stock have the right to participate ratably in all distributions, whether of dividends or assets in liquidation, dissolution or winding up, subject to any superior rights of holders of preferred stock outstanding at the time. See “Description of Preferred Stock” and “Series A Convertible Preferred Stock,” below.

        Stock Exchange Listing. Our common stock is listed and registered on the American Stock Exchange (AMEX). If the stockholders approve the increase in authorized common stock, we intend to list and register on AMEX all shares of the newly authorized common stock which we subsequently offer for sale or reserve for issuance.

        Transfer Agent and Registrar. American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Their address is 59 Maiden Lane, Plaza Level, New York, NY 10038 and their telephone number is (800) 937-5449.

Preferred Stock

        We have authority to issue 10,000,000 shares of preferred stock. As of July 13, 2004, 11,697 shares of our preferred stock were outstanding (see “Series A Convertible Preferred Stock,” below). The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock.

PROXY STATEMENT, PAGE 6

        The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series preferred stock, and a supplemental prospectus will specify these terms for each series offered:

•	the number of shares constituting the series and the distinctive designation of the series;
•	dividend rates, whether dividends are cumulative, and, if so, from what date; and the relative rights of priority of payment of dividends;
•	voting rights and the terms of the voting rights;
•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;
•	redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;
•	Trights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment;
•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

        Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

        Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and nonassessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

        We have previously issued preferred stock in three series, designated Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. All of the issued shares of Series B, issued in 1998, and Series C, issued in 1999, were retired upon conversion into common stock and are no longer outstanding.

PROXY STATEMENT, PAGE 7

Series A Convertible Preferred Stock

        The board of directors established a series of 264,000 shares of preferred stock, designated Series A Convertible Preferred Stock. We issued 137,780 shares of Series A stock in 1997, of which 11,697 shares remain outstanding, the rest having been converted into common stock. The Series A stock has the following rights and preferences.

        Optional conversion. Each share of Series A stock is convertible at any time, at the option of the holder, into the number of shares of common stock equal to $100 divided by the conversion price, as defined in the Series A certificate of designations. The current conversion price is $2.63, so each share of Series A stock is currently convertible into approximately 38 shares of common stock.

        Mandatory conversion. We may, at our option, cause the conversion of the Series A stock, in whole or in part, on a pro rata basis, into common stock, if the closing bid price of the common stock has exceeded 200% of the conversion price for at least 20 trading days in any 30 consecutive trading day period, ending three days prior to the date of mandatory conversion.

        Price protection provisions. The conversion price decreases if we sell common stock (or equivalents) for a price per share less than the conversion price or less than the market price of the common stock. The conversion price is also subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which results in an increase or decrease in the number of shares of common stock outstanding.

        Dividend and distribution preference. We may not pay a dividend or make any distribution to holders of any other capital stock unless and until we first pay a special dividend or distribution of $100 per share to the holders of Series A stock.

        Liquidation Preference. Upon (i) liquidation, dissolution or winding up of the company, whether voluntary or involuntary, (ii) sale or other disposition of all or substantially all of the assets of the company, or (iii) any consolidation, merger, combination, reorganization or other transaction in which Palatin is not the surviving entity or in which the shares of common stock constituting in excess of 50% of the voting power of the company are exchanged for or changed into other stock or securities, cash and/or any other property, after payment or provision for payment of the debts and other liabilities of the company, the holders of Series A stock will be entitled to receive, pro rata and in preference to the holders of any other capital stock, an amount per share equal to $100 plus accrued but unpaid dividends, if any.

        Voting rights. Each holder of Series A stock has the number of votes equal to the number of shares of common stock issuable upon conversion of the holder’s Series A stock at the record date for determination of the stockholders entitled to vote or, if no record date is established, at the date a vote is taken. Except as provided above or as required by applicable law, the holders of the Series A stock will be entitled to vote together with the holders of the common stock and not as a separate class.

PROXY STATEMENT, PAGE 8

Securities Authorized for Issuance under Equity Compensation Plans

        We have issued options and warrants as equity compensation under various plans, including the 1996 Stock Option Plan described under Item 2 below. The following table shows the outstanding options and warrants as of June 30, 2004 under all equity compensation plans. The table does not include new options granted to officers and directors on July 1, 2004 (see Interest of Management In Share Increase under Item 2 below). The table also does not include warrants which we have sold to investors to raise equity capital.

EQUITY COMPENSATION PLAN INFORMATION
AS OF JUNE 30, 2004

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders (2)	4,755,684	$3.45	355,956

Equity compensation plans not approved by security holders	1,456,187	$3.14	0

_________________________________

(1)	Does not include a total of 19 shares of aggregated fractions. No fractional shares will be issued on exercise of options or warrants.

(2)

Includes individual option and warrant agreements we assumed when we merged with RhoMed Incorporated in 1996. Options and warrants to purchase 471,127 shares of common stock are outstanding under the assumed agreements, with a weighted average exercise price of $2.03 per share. No additional options or warrants are available for issuance, except that the number of shares purchasable under certain warrants may increase due to anti-dilution provisions.

We have authorized the issuance of equity securities under the compensation plans described below, without the approval of stockholders. No additional options, warrants or rights are available for issuance under any of these plans, except for additional shares which may become purchasable under warrants with anti-dilution protection as noted below. We have already registered for resale the common stock underlying all of these options and warrants.

•	1997 Executive Officers Stock Option Agreement, dated June 3, 1997: provided common stock purchase options to three executive officers. Options to purchase 26,766 shares at $4.96 per share are outstanding, with an expiration date of June 3, 2007.

•	Richard J. Murphy Stock Option Agreement, dated December 4, 1997: provided common stock purchase options to a former director to purchase 5,000 shares at $5.44 per share and 1,066 shares at $7.50 per share, with an expiration date of December 4, 2007. These options replaced options for the same number of shares at the same prices which terminated under our 1996 Stock Option Plan.

PROXY STATEMENT, PAGE 9

•	Watson Laboratories settlement warrants, dated March 15, 2000: provided common stock purchase warrants to eight individuals who participated in a privately negotiated resale of 363,636 shares of our common stock, to purchase an aggregate of 50,000 shares at $0.01 per share, with an expiration date of March 15, 2005. Warrants to purchase 15,125 shares remain outstanding.

•	Griffin Financial Services Advisory Agreement warrants, dated June 8, 2000: provided common stock purchase warrants to Griffin Securities, Inc., a financial consultant, to purchase 5,000 shares at $7.00 per share, with an expiration date of June 8, 2005.

•	Wistar Institute of Anatomy and Biology warrants, dated December 15, 2000: provided common stock purchase warrants to a technology licensor to purchase 15,000 shares at $4.00 per share, with an expiration date of December 15, 2010.

•	Cedar Brook II Corporate Center, L.P. warrants, dated April 6, 2001 and December 17, 2001: provided common stock purchase warrants to the lessor of our office and laboratory facility to purchase 30,000 shares at $2.90 per share, with an expiration date of April 6, 2006, and 25,000 shares at $3.65 per share with an expiration date of December 17, 2006.

•	Wistar Institute of Anatomy and Biology warrants, dated May 13, 2002: provided common stock purchase warrants to a technology licensor to purchase 15,000 shares at $2.82 per share, with an expiration date of May 15, 2012.

•	Placement warrants: provided common stock purchase warrants as compensation to various private offering placement agents to purchase an aggregate of 1,318,230 shares. These warrants have the following share amounts, prices (rounded to the nearest cent) and expiration dates:

                            Shares        Exercise    Expiration
     Offering             Purchasable      Price         Date
     Fall 2000              216,000        $6.60      10-05-05
     Fall 2000               87,884        $6.53      10-27-05
     Fall 2001              134,188        $2.66      10-29-06
     Fall 2001              221,872        $2.70      10-29-06
     June 2002              109,510        $2.75      06-13-07
     July 2002               51,502        $1.46      07-29-07
     July 2002               38,627        $1.37      07-29-07
     Fall 2002              458,647        $1.54      11-15-07

PROXY STATEMENT, PAGE 10

ITEM TWO: INCREASE IN SHARES AVAILABLE FOR ISSUANCE UNDERTHE
1996 STOCK OPTION PLAN

        The board has authorized an amendment to our 1996 stock option plan to increase in the number of shares of common stock available for issuance under the plan from 5,000,000 shares to 10,000,000 shares. Any increase in the number of shares available under the plan requires stockholder approval. The complete text of the amendment is set forth at the end of this section of the proxy statement. Because of the relatively small amount of authorized common stock remaining available for issuance for any purpose, the board has made this amendment to the stock option plan contingent on stockholder approval of the increase in authorized common stock described in Item 1 above.

        As of July 1, 2004, options to purchase 4,290,361 shares were outstanding, and options to purchase 433,683 shares had been exercised. This leaves only 275,956 shares available for grant under the plan. The board believes that our ability to continue providing non-cash compensation and incentives in the form of stock options is crucial to our ability to attract, retain and motivate talented employees, consultants and non-employee directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ITEM 2 PROPOSAL TO APPROVE THE INCREASE IN COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1996 STOCK OPTION PLAN.

THE PLAN

        The 1996 stock option plan, which the stockholders approved in August 1997, is our only active stock option plan. Some options to purchase common stock are still outstanding under other plans, but those plans are not available for granting new options. The 1996 plan will terminate in August 2006. Its purpose is to allow us to provide additional non-cash compensation and incentives, in the form of options to purchase our common stock, to our employees, non-employee directors and consultants.

        Administration and amendment of the plan. The plan is administered by the compensation committee of the board or by the full board. The board may amend or terminate the plan at any time, except that without stockholder approval, the board may not:

•	increase the total number of shares available under the plan;

•	change the manner of determining option prices;

•	extend the maximum term of options (10 years); or

•	extend the plan beyond its current expiration date of August 27, 2006.

No termination or amendment of the plan may adversely affect the rights of an option holder without the holder’s consent.

        Participants. Participation in the plan is limited to those employees, non-employee directors and consultants of Palatin or its subsidiaries to whom the compensation committee or board grants options under the plan. We currently have 60 employees, including three executive officers and the chairman of the board, and six non-employee directors, who are eligible to receive options under the plan.

PROXY STATEMENT, PAGE 11

        Option prices. Recipients do not pay any consideration for the grant of an option, but will pay us the exercise price for common stock purchasable under an option if and when they choose to exercise the option. The exercise price per share for stock underlying the option is determined at the time of grant and must be at least the market price of common stock on the date of grant. The market price of common stock on July 9, 2004 was $3.80 per share.

        Option vesting and expiration. The vesting schedule and expiration date of each option is determined at the time of grant. The maximum period for exercise of any option under the plan is 10 years from the date of grant. Although the plan expires in August 2006, options granted before the plan expires will continue to be exercisable until the expiration date of each individual option. Options may be subject to early termination as described below.

        Exercise. An option holder may exercise all or any part of the vested portion of an option by delivering written notice to Palatin, along with payment in immediately available U.S. funds of the exercise price for the number of shares specified. An option holder who takes certain distributions (a “hardship withdrawal”) from a 401(k) plan of Palatin or its subsidies will not be able to exercise any option for a period of one year after the distribution.

        Termination. Unless otherwise provided by the committee or board, if an option holder ceases to serve as an employee, non-employee director or consultant of Palatin or its subsidiaries, whether voluntarily or otherwise, that option holder’s non-vested options will terminate immediately, and vested options will terminate on the earlier of 90 days after the option holder leaves employment or service, or the final expiration date of the option. If an option holder’s employment or service is terminated for “cause” (as defined below), then that option holder’s outstanding options will terminate immediately. For purposes of the plan, “cause” means:

•	the commission by an option holder of any act or omission that would constitute a crime under federal, state or equivalent foreign law;

•	the commission by an option holder of any act of moral turpitude;

•	fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to Palatin or its subsidiaries; or

•	continued alcohol or other substance abuse that renders an option holder incapable of performing his or her material duties to the satisfaction of Palatin or its subsidiaries.

All outstanding options will terminate upon Palatin’s dissolution or liquidation, or a merger, reorganization or consolidation in which Palatin is not the surviving corporation, unless otherwise provided in a plan adopted to effect the change in Palatin’s corporate status.

        Adjustments. If we issue a common stock dividend, the number of shares purchasable under each outstanding option will increase to include the number of shares to which the holder would have been entitled to receive as a dividend if the option shares had been outstanding. If we exchange the outstanding common stock for a different number or kind of shares of stock or other securities of Palatin or another corporation, whether through reorganization, recapital ization, stock split, combination of shares, sale of assets, or merger or consolidation in which we are the surviving corporation, then each share of common stock purchasable under outstanding options will become the number and kind of securities for which each outstanding share of common stock has been exchanged.

PROXY STATEMENT, PAGE 12

        Tax consequences. Options granted under the plan may be either tax-qualified employee incentive options or non-qualified options. Qualified options can be granted only to employees, while non-qualified options can be granted to employees, non-employee directors, and consultants.

•	In the case of qualified options, neither grant nor exercise results in compensation income to the employee or a compensation deduction for the company. If the employee holds the stock issued on exercise for a holding period of at least two years after the date of grant, or one year after the exercise (whichever is longer), then upon subsequent sale of the stock, the employee will recognize as capital gains income (not compensation income) the difference between the sale price and the exercise price. If the employee sells the stock before the prescribed holding period has passed (a “disqualifying disposition”), then the employee will recognize as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. That compensation income will be added to the basis of the option stock in determining the capital gain, if any, on the disqualifying disposition.

•	In the case of non-qualified options, the grant does not result in compensation income for the option holder or a compensation deduction for the company. The exercise of a non-qualified option results in the option holder recognizing as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. The company would have a compensation deduction in the same amount.

        Registration of shares and resale restrictions. We have registered the common stock currently authorized for issuance under the plan under the Securities Act of 1933 on Form S-8. If the stockholders approve the proposed increase, we intend to register the additional 5,000,000 shares on Form S-8. However, all employees and consultants of Palatin and its subsidiaries must comply with our policy on securities trading, which includes restrictions on purchase and sale of our securities and handling of confidential information. Our securities trading policy restricts resale of common stock to specified “window” periods, and prohibits resale at any time when the employee or consultant possesses material non-public information about Palatin. Employees are encouraged to consult with our chief financial officer before reselling any common stock, even during a window period. Our securities trading policy does not, however, restrict the purchase of common stock from Palatin upon exercise of an option. Former employees and consultants are not bound by the securities trading policy unless they have so agreed.

        Transfer of options. An option which is not an “incentive stock option,” as defined in Section 422(b) of the Internal Revenue Code, may be assigned or transferred to and exercised by a participant’s “family member” as defined in the Securities and Exchange Commission’s Form S-8, General Instruction A(5). Transfer of an option for value is permitted only to the extent not prohibited under Form S-8, General Instruction A(5). Otherwise, options or interests in options under the plan are not transferable except by will or the laws of descent and distribution, and options are exercisable only by the option holder during his or her lifetime.

PROXY STATEMENT, PAGE 13

OPTIONS GRANTED TO MANAGEMENT AND EMPLOYEES

        The following table shows all outstanding options as of July 13, 2004, whether currently exercisable or not, granted under the plan to our officers, directors and employees. This table does not include the options granted on July 1, 2004 to officers and directors which are subject to stockholder approval of the increase in plan shares. Those options will not be exercisable unless and until the stockholders approve the proposed increase in plan shares. See Interest of Management In Share Increase and the New Option Benefits Table below. This table also does not include options to purchase a total of 149,167 shares granted to various consultants.

OUTSTANDING OPTIONS TABLE - 1996 STOCK OPTION PLAN

                                                                                 Number of
     Name and Position                                                          Option Shares
     -----------------                                                          -------------
     Carl Spana, Ph.D., president, chief executive officer and director(1)         780,000

     Stephen T. Wills, MST, CPA, executive vice president and chief                651,250
              financial officer, secretary and treasurer

     Shubh D. Sharma, Ph.D., vice president and chief technical officer(2)         180,000

     John K.A. Prendergast, Ph.D., director and chairman of the board(3)           406,667

     Perry B. Molinoff, M.D., director                                             261,250

     Robert K. deVeer, Jr., director                                               214,440

     Zola P. Horovitz, Ph.D., director                                             105,000

     Robert I. Taber, Ph.D., director                                              100,000

     Errol de Souza, Ph.D., director                                                58,750

     THREE EXECUTIVE OFFICERS AS A GROUP:                                        1,611,250

     SIX NON-EXECUTIVE DIRECTORS AS A GROUP:                                     1,146,107

     NON-MANAGEMENT EMPLOYEES AS A GROUP:(4)                                     1,383,837

(1)	Does not include options to purchase 100,962 shares which Dr. Spana holds under other plans.

(2)	Does not include options to purchase 14,669 shares which Dr. Sharma holds under other plans.

(3)	Includes options granted to Summercloud Bay, Inc., a consulting firm of which Dr. Prendergast is the president and sole stockholder.

(4)	Non-management employees hold options to purchase an aggregate of 3,640 shares granted under other plans.

PROXY STATEMENT, PAGE 14

INTEREST OF MANAGEMENT IN SHARE INCREASE

        Effective July 1, 2004, the board granted options for a total of 460,000 shares to executive officers and 50,000 shares to the chairman, as specified in the New Option Benefits Table below. The board granted these options subject to stockholder approval of an increase in the plan shares. The exercise price for all of these options is $4.21 per share, they vest as to 1/3 of the shares on July 1 of 2004, 2005 and 2006, and they expire 10 years from the date of grant. The dollar value of the options is calculated for purposes of this table on the basis of a market price per share on July 9, 2004 as quoted on AMEX, of $3.80 per share. None of the options will be exercisable unless and until the stockholders approve the proposed increase in the shares available under the plan.

NEW OPTION BENEFITS TABLE

                                                                                         Number of
     Name and Position                                              Dollar Value       Option Shares
     -----------------                                              ------------       -------------
     Carl Spana, Ph.D., president, chief executive officer and           $0                200,000
              director

     Stephen T. Wills, executive vice president and chief                $0                175,000
              financial officer, secretary and treasurer

     Shubh D. Sharma, Ph.D., vice president and chief                    $0                 85,000
              technical officer

     THREE EXECUTIVE OFFICERS AS A GROUP:                                $0                460,000

     John K.A. Prendergast, Ph.D., director and chairman                 $0                 50,000

        In the event that the stockholders do not approve the proposed increase in the shares available under the plan, the new options shown above will terminate. If the stockholders do approve the increase, the options shown above will become effective, and the balance of 4,815,956 shares then available under the plan will be available for further grants to directors and officers, as well as to other employees and consultants.

        We have not granted or agreed to grant any options to management other than the outstanding options and the new options granted subject to approval of the increase in plan shares, as shown in the tables above. If the stockholders approve the increase in plan shares, we expect to continue granting options in accordance with our current compensation policies.

Executive option grants. Our current employment agreements with executive officers do not require us to grant options. However, our current executive compensation practices include annual bonus compensation, which usually includes option grants to executive officers. The Summary Compensation Table on page 18 shows the amount of options granted to executive officers in fiscal years 2001, 2002 and 2003. During fiscal year ended June 30, 2004, we granted options to our executive officers totaling 230,000 shares. For a description of our current executive compensation practices, see the Compensation Committee Report starting on page 23.

Grants to chairman. Dr. Prendergast, the chairman of the board, is also an employee of Palatin, but not an executive officer. Our current employment agreement with Dr. Prendergast does not require us to grant options. In fiscal 2004, we granted an option to Dr. Prendergast for 50,000 shares.

PROXY STATEMENT, PAGE 15

Non-employee directors' initial option grants. When a non-employee director is first elected to the board, he receives an option to purchase an amount of common stock determined by the board, up to 10,000 shares, at the market value on the date of grant. These options vest as to 25% of the option per year, starting on the date of grant. They expire 10 years from the date of grant.

Non-employee directors' annual option grants. On December 5, 2003, each non-employee director (Messrs. deVeer, Horovitz, Taber and De Souza) received an option to purchase 10,000 shares of common stock at $3.16 per share. These options related to compensation for the six-month period from January 1 through June 30, 2004. They vested in six monthly installments, starting on the last day of January, 2004, and expire ten years from the date of grant. Starting July 1, 2004, each non-employee director will receive on July 1 of each year an option to purchase 20,000 shares of common stock at the closing price on June 30. These options vest in 12 monthly installments, starting on the last day of July, and expire ten years from the date of grant. Messrs. deVeer, Horovitz, Taber and De Souza each received an option on July 1, 2004, to purchase 20,000 shares at $4.51 per share, the closing price on June 30, 2004. The annual option grant does not apply to Dr. Molinoff, with whom we have a consulting agreement.

Management’s interest in stockholder approval of an increase in plan shares available includes validation of the options granted to the executive officers and the chairman on July 1, 2004, which are not currently exercisable, and the ability to continue to receive option grants under the plan.

TEXT OF PLAN AMENDMENT

        Section 3 of the plan will be amended to read as follows (changed language is bracketed and struck through):

    3.        Stock Subject to Plan.

    [~~5,000,000~~] 10,000,000 of the authorized but unissued shares of the Common Stock, $0.01 par value, of the Company (the “Common Stock”) are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

PROXY STATEMENT, PAGE 16

EXECUTIVE OFFICERS

Name	Age	Position with Palatin

Carl Spana, Ph.D.	41	President, chief executive officer and director

Stephen T. Wills, CPA	47	Executive vice president and chief financial officer, secretary and treasurer

Shubh D. Sharma, Ph.D.	48	Vice president and chief technical officer

Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. All of the current executive officers hold office under employment agreements.

        CARL SPANA, Ph.D., co-founder of Palatin, has been our president and chief executive officer since June 14, 2000. He has been a director of Palatin since June 1996 and has been a director of our wholly-owned subsidiary, RhoMed Incorporated, since July 1995. From June 1996 through June 14, 2000, Dr. Spana served as an executive vice president and our chief technical officer. From June 1993 to June 1996, Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. At Paramount Capital Investments and at Castle Group, Dr. Spana was responsible for discovering, evaluating, and commercializing biotechnologies. Through his work at Paramount Capital Investments and Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly traded pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana is a director of AVAX Technologies, Inc., a publicly traded medical technology company. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

        STEPHEN T. WILLS, CPA, MST, has been a vice president, secretary, treasurer and our chief financial officer since November 1997. From July 1997 to August 2000, Mr. Wills was a vice president and the chief financial officer of Derma Sciences, Inc., a publicly held company which provides wound and skin care products, and currently serves as a director of Derma. From 1991 to August 2000, he was the president and chief operating officer of Golomb, Wills & Company, P.C., a public accounting firm. Mr. Wills, a certified public accountant, received his B.S. in accounting from West Chester University, and an M.S. in taxation from Temple University.

        SHUBH D. SHARMA, Ph.D., has been a vice president and chief technical officer since August 1, 2001. He had been our executive director of research since November 2000, and director of chemistry since 1996. He is the inventor of our MIDAS drug design technology platform. Dr. Sharma was associate director of research and development and director of peptide research for RhoMed Incorporated (now our wholly-owned subsidiary) at the time we merged with RhoMed in 1996, and had worked as director of peptide research for RhoMed since 1994. Previously he had worked on drug design and peptide research at the University of Arizona in Tucson, and at the Swiss Federal Institute of Technology in Zurich, Switzerland. Dr. Sharma received his Ph.D. from the Central Drug Research Institute in Lucknow, India.

PROXY STATEMENT, PAGE 17

EXECUTIVE COMPENSATION

        Summary compensation table. The following table summarizes the compensation paid to our chief executive officer and the other named executive officers for the last three fiscal years. With respect to the persons and periods covered in the following table, we made no restricted stock awards, have no outstanding stock appreciation rights (“SARs”) and have no long-term incentive plan (“LTIP”).

SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                                                 Compensation
                                                                ---------------
                                       Annual Compensation          Awards
                                ----------------------------    ----------------     -----------
                                                                                      All other
Name and                                                            Option             Compen-
Principal Position     Year           Salary        Bonus          Shares(1)           sation
------------------     ----           ------        -----          ---------         -----------

Carl Spana, Ph.D.,     2004          $320,000    $50,000(2a)        100,000            $3,805(3)
chief executive        2003          $290,000    $50,000(2b)        100,000            $3,543(4)
officer                2002          $291,042(5)     --             100,000(6)        $58,305(7)

Stephen T. Wills,      2004          $265,000    $40,000(2a)         80,000           $19,107(8)
CPA, MST, chief        2003          $225,000    $40,000(2b)        80,000            $18,131(9)
financial officer      2002          $226,833(5)     --             70,000(6)        $16,472(10)

Shubh D. Sharma,       2004          $185,000    $23,333(2a)        50,000           $19,107(11)
Ph.D., vice            2003          $165,000    $23,333(2b)        30,000           $17,081(12)
president and chief    2002          $162,083        --             35,000(5)        $13,091(13)
technical officer

PROXY STATEMENT, PAGE 18

                                                                   Long Term
                                                                 Compensation
                                                                ---------------
                                       Annual Compensation          Awards
                                ----------------------------    ----------------     -----------
                                                                                      All other
Name and                                                            Option             Compen-
Principal Position     Year           Salary        Bonus          Shares(1)           sation
------------------     ----           ------        -----          ---------         -----------

Perry B. Molinoff,     2004           $90,372    $26,667(2a)        50,000            $8,285(15)
M.D., executive        2003          $250,000    $26,667(2b)        60,000           $17,665(16)
vice president of      2002          $205,715        --               --             $46,192(17)
research &
development(14)

___________________

(1)	The security underlying all options listed is common stock.

(2a)	Bonus earned and paid in fiscal year 2004.

(2b)	Bonus earned in fiscal year 2003 and paid in fiscal year 2004.

(3)	Includes 401(k) matching contributions of $2,800 and life/disability insurance premiums of $1,005.

(4)	Includes 401(k) matching contributions of $2,538 and life/disability insurance premiums of $1,005.

(5)	Includes one pay period of retroactive FY 2001 base salary earnings paid in FY 2002.

(6)	Options granted in fiscal year 2002 relate to compensation for fiscal year 2001. No options were granted relative to fiscal 2002.

(7)	Includes a relocation benefit of $55,000, 401(k) matching contributions of $2,300 and life/disability insurance premiums of $1,005.

(8)	Includes health insurance premiums of $11,952, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,150.

(9)	Includes health insurance premiums of $11,126, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,000.

(10)	Includes health insurance premiums of $10,248, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $5,219.

(11)	Includes health insurance premiums of $11,952, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,150.

(12)	Includes health insurance premiums of $7,089 and 401(k) matching contributions of $3,075.

(11)	Includes health insurance premiums of $11,126, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $4,950.

(13)	Includes health insurance premiums of $10,248, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $1,838.

(14)	Dr. Molinoff resigned as an officer effective November 3, 2003.

(15)	Includes health insurance premiums of $3,639, life/disability insurance premiums of $355 and 401(k) matching contributions of $4,311.

PROXY STATEMENT, PAGE 19

(16)	Includes health insurance premiums of $10,660, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,000.

(17)	Includes a relocation benefit of $32,809, health insurance premiums of $8,482, life/disability insurance premiums of $838 and 401(k) matching contributions of $4,063.

        Option grants in last fiscal year. The following table shows options granted to our named executive officers during the fiscal year ended June 30, 2004. All of the options listed were granted under our 1996 stock option plan, and the underlying security is common stock. All options granted in fiscal 2004 vested as to one third of the shares on the date of grant, and will vest as to the remaining two thirds of the shares only upon achievement of performance objectives. The exercise price for each option is equal to the market price of common stock on the date of grant. We have not granted any SARs.

OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
     ------------------------------------------------------------------------------------|
                                                                                         |   Potential Realizable
                               Number of       % of Total                                |     Value at Assumed
                              Securities         Options                                 |     Annual Rates of
                              Underlying       Granted to      Exercise                  |       Stock Price
                                Options         Employees       or Base                  |     Appreciation for
                                Granted         in Fiscal        Price       Expiration  |       Option Term*
             Name                 (#)             Year          ($/Sh)         Date      |      5%($) 10%($)
     ---------------------  ---------------  ---------------  -----------  --------------|-----------------------
     Carl Spana                100,000           17.6%          $3.24        07/16/2013  |    $203,760 $516,370
     Stephen T. Wills           80,000           14.1%          $3.24        07/16/2013  |    $163,008 $413,096
     Shubh D. Sharma            50,000            8.8%          $3.24        07/16/2013  |    $101,880 $258,185
     Perry B. Molinoff          50,000            8.8%          $3.24        07/16/2013  |    $101,880 $258,185

_________________

*	“Potential realizable value” is shown in response to SEC rules which require the information, for illustration purposes only. The values shown are not representations or projections of future stock prices or the future value of our common stock.

        Aggregated option exercises and fiscal year-end option values. No executive officer exercised any options during the fiscal year ended June 30, 2004. We have not granted any SARs. Fiscal year-end values in the following table are based on the closing price for the common stock, as reported on AMEX on June 30, 2004, of $4.21 per share.

PROXY STATEMENT, PAGE 20

AGGREGATED OPTION EXERCISES
AND FISCAL YEAR-END OPTION VALUES

                                                                                       Value of
                                                     Shares Underlying               Unexercised
                       Shares                           Unexercised                  In-the-Money
                      Acquired                          Options at                    Options at
                         on         Value          Fiscal Year 2004 End          Fiscal Year 2004 End
        Name          Exercise     Realized      Exercisable Unexercisable    Exercisable Unexercisable
------------------  ------------ ------------  ----------------------------  --------------------------------
Carl Spana               0            $0        797,628            83,334        $797,876            $122,168
Stephen T. Wills         0            $0        584,583            66,667        $489,941             $97,734
Shubh D. Sharma          0            $0        148,032            46,667         $85,550             $46,350
Perry B. Molinoff        0            $0        261,250               0          $150,650                  $0

Ten-year option repricings. We did not adjust or amend the exercise price of any stock options during the fiscal year ended June 30, 2004. We have not granted any SARs. The following table shows all option repricings for all executive officers at any time during the last 10 years.

TEN-YEAR OPTION REPRICINGS

                                     Number of      Market                                  Length of
                                    Securities     Price of      Exercise                   Original
                                    Underlying     Stock at      Price at                  Option Term
                                      Options      Time of        Time of       New       Remaining at
                                    Repriced or  Repricing or  Repricing or   Exercise       Date of
                                      Amended     Amendment      Amendment     Price      Repricing or
Name                      Date          (#)          ($)            ($)         ($)         Amendment
---------------------- -----------  ------------ ------------ -------------- ---------  ------------------
Carl Spana               3/24/98      74,196        $6.25          $4.96       $1.00    8 years 3 months
Charles Putnam (1)       3/24/98      74,196        $6.25          $4.96       $1.00    8 years 3 months
Edward J. Quilty (2)     3/24/98       7,803        $6.25          $4.96       $0.20    9 years 2 months
Edward J. Quilty         9/27/96      70,257        $10.50         $5.42       $0.20    8 years 3 months
----------------------

(1)     Former executive vice president and chief operating officer.

(2)     Former president and chief executive officer.

EMPLOYMENT AGREEMENTS

        Carl Spana, Ph.D. and Stephen T. Wills. Dr. Spana and Mr. Wills each entered into an employment agreement with us for a two-year period commencing October 1, 2003. Dr. Spana is serving as chief executive officer and president at a salary of $320,000 per year. Mr. Wills is serving as chief financial officer at a salary of $265,000 per year. Each agreement also provides for:

•	annual bonus compensation, in an amount to be decided by the compensation committee and approved by the board, based on achievement of yearly objectives; and

•	participation in all benefit programs that we establish, to the extent the employee’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

PROXY STATEMENT, PAGE 21

Each agreement allows us or the employee to terminate the agreement upon written notice, and contains other provisions for termination by the company for “cause,” or by the employee for “good reason” or due to a “change in control” (as these terms are defined in the employment agreements). Early termination may, in some circumstances, result in severance pay at the salary then in effect, for a period of 24 months (Spana) or 18 months (Wills), plus continuation of medical and dental benefits then in effect for 18 months. Termination following a change in control will result in a lump sum payment of two times (Spana) or one and one-half times (Wills) the salary then in effect, continuation of medical and dental benefits then in effect for 18 months, and immediate vesting of all stock options. Each agreement includes non-competition, non-solicitation and confidentiality covenants.

        Shubh D. Sharma, Ph.D. Dr. Sharma entered into an employment agreement with us for a two-year period commencing October 1, 2003. Dr. Sharma is serving as a vice president and chief technical officer at a salary of $185,000 per year. His agreement also provides for:

•	bonus compensation based on completion of proprietary peptide libraries, and discretionary incentive bonuses in an amount to be decided by the company; and

•	participation in all benefit programs that we establish, to the extent the employee’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

The agreement allows us or the employee to terminate the agreement upon written notice, and contains other provisions for termination by the company for “cause” (as defined in the agreement). Early termination may, in some circumstances, result in severance pay at the salary then in effect, for a period of six months. The agreement includes non-competition and confidentiality covenants.

        Perry B. Molinoff, M.D. Dr. Molinoff entered into an employment agreement with us for a two-year period commencing September 4, 2001. His agreement automatically renewed for a one-year period unless terminated at least 30 days before the anniversary date. Dr. Molinoff served as executive vice president of research and development at a salary of $265,000 per year. He resigned as an officer effective November 3, 2003, in order to accept appointment to the position of Vice Provost for Research at the University of Pennsylvania. He therefore no longer receives compensation or benefits under his employment agreement. His agreement also provided for:

•	annual bonus compensation, in an amount to be decided by the compensation committee and approved by the board, based on achievement of yearly objectives; and

•	participation in all benefit programs that we establish, to the extent the employee’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

PROXY STATEMENT, PAGE 22

The agreement allowed us or the employee to terminate the agreement upon written notice, and contained other provisions for termination by the company for “cause,” or by the employee for “good reason” or due to a “change in control” (as these terms were defined in the employment agreement). Early termination could, in some circumstances, result in severance pay at the salary then in effect, plus continuation of medical and dental benefits then in effect, for a period of 12 months. Termination following a change in control would have resulted in severance payments at the salary then in effect for 12 months, continuation of medical and dental benefits then in effect for 12 months, employment search expense reimbursement up to $25,000, and immediate vesting of all stock options. Dr. Molinoff’s resignation did not trigger the early termination provisions. The agreement included non-competition, non-solicitation and confidentiality covenants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS.

        During the fiscal year ended June 30, 2003, Mr. deVeer, Dr. Horovitz and Kevin S. Flannery, a former director, served on the compensation committee. During the fiscal year ended June 30, 2004, Mr. deVeer, Dr. Horovitz, Dr. Taber and Dr. De Souza served on the compensation committee.

        There are no compensation committee interlocks with other companies.

COMPENSATION COMMITTEE REPORT

        The compensation committee of the board makes recommendations to the board about compensation of executive officers. The committee also administers the 1996 stock option plan and may grant options to non-management employees and consultants, but it is the board’s policy to have the full board review and approve all option grants which the committee recommends for executive officers and directors. The committee also reviews and makes recommendations to the board concerning proposed employment agreements with executive officers. The committee evaluates performance and determines compensation policies and levels for executive officers. The members of the compensation committee are not, and have never been, employees or executive officers of Palatin. Mr. deVeer has served on the committee since August 2000, and Dr. Horovitz has served on the committee since February 2001. Mr. Flannery served on the committee from August 2000 until his resignation as a director effective October 14, 2003.

        Executive compensation policy. Competition for qualified senior management personnel in Palatin’s industry is intense. In order to attract and retain qualified personnel, Palatin must offer compensation which is both comparable to similarly situated companies in current salary and benefits, and includes the potential for substantial rewards if Palatin is successful over the long term. Palatin’s aim is to attract, retain and reward executive officers and other key employees who contribute to its long-term success and to motivate those individuals to enhance long-term stockholder value. It is Palatin’s policy to enter into employment agreements with executive officers, preferably with an initial term of two years. To establish this relationship between executive compensation and creation of stockholder value, the board has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of the compensation philosophy are:

PROXY STATEMENT, PAGE 23

•	Palatin pays compensation at levels competitive with other biotechnology companies with which Palatin competes for talent.

•	Palatin maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	Palatin provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to Palatin’s business challenges and opportunities as owners and not just as employees.

        Determining executive compensation. The committee usually meets twice per year to review how well management compensation is serving Palatin’s goals, to make recommendations to the board for any adjustments, and to recommend annual compensation for the coming year. Palatin’s chief financial officer and human resources manager gather and report on information about compensation levels in comparable companies. We review the performance of each executive officer and the financial condition of the company. We then consider the following major components of executive compensation:

Base salary. The employment agreement with each executive sets an initial base salary, which is competitive in our industry, given the executive’s experience and qualifications, at the time we enter into the agreement. The committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices. If salaries at comparable companies appear to have increased, we recommend similar increases, but only if each executive’s historical performance warrants an increase and if the increase is prudent in view of Palatin’s financial condition.

Annual bonus. In addition to the competitive base salary, we intend to reward executives each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts, or meeting regulatory requirements, and more subjective goals, such as quality of management performance and consistency of effort. Palatin’s objectives consist of operating, strategic and financial goals that the board considers to be critical to Palatin’s overall goal: building stockholder value. Our recommendations for cash bonuses also take into account Palatin’s liquidity and capital resources at the time. Until Palatin’s operations generate substantial income, we may recommend bonuses which consist partly or mainly of stock options. Stock options granted as part of bonus compensation will usually be immediately exercisable, or will vest over a shorter time than other incentive options.

Long-term incentives. At present, Palatin’s only long-term incentive program is its 1996 stock option plan. Palatin does not have a defined benefit pension plan, and contributions to executives’ accounts under Palatin’s 401K plan are limited by federal tax regulations. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plan is at least 100% of fair market value of the common stock on the date of grant. Employees receive value from these grants only if the common stock appreciates over the long-term. We determine the size of option grants based on competitive practices at leading companies in the biotechnology industry and Palatin’s philosophy of significantly linking executive compensation with stockholder interests.

PROXY STATEMENT, PAGE 24

        Fiscal year 2003 compensation. During the fiscal year ended June 30, 2003, we continued compensation under our employment agreements with Dr. Spana, Mr. Wills, Dr. Molinoff and Dr. Sharma, with no change in base salaries. The base salaries for these executive officers, as provided in their employment agreements, reflect comparable salary figures for the industry, necessary to engage and retain individuals with their skills. Stock option grants for the executive officers reflected achievement of corporate and development goals. Starting December of 2002, we have made the vesting of a majority of the options granted to our executive officers contingent on achievement of performance objectives. Due to insufficient liquidity and other factors, we did not grant cash bonuses to executive officers with respect to fiscal 2002. We have resumed the granting of cash bonuses with respect to fiscal 2003, but did not pay out these bonuses until the first quarter of fiscal 2004.

        The base salary, bonus and grants of stock options for our CEO, Carl Spana, Ph.D., were determined in accordance with the criteria described above under “Determining executive compensation.” Dr. Spana’s compensation reflects the board’s subjective assessment of (1) his performance, (2) his skills in relation to other CEOs in Palatin’s industry, and (3) the board’s assessment of Palatin’s performance. Considering these factors, the committee set Dr. Spana’s base annual salary at $290,000 when we entered into our employment agreement with him effective October 1, 2001.

        Certain Tax Considerations. Section 162(m) of the Internal Revenue Code limits the company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

        The committee believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the board has not established a policy for determining which forms of incentive compensation awarded to executive officers will be designed to qualify as “performance based compensation.”

SUBMITTED BY THE COMPENSATION COMMITTEE, SEPTEMBER 2003:

Kevin S. Flannery, Chairman Robert K. deVeer, Jr. Zola P. Horovitz, Ph.D.

PROXY STATEMENT, PAGE 25

STOCK PERFORMANCE GRAPH

        The following graph compares the yearly change in the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Biotechnology Index for the five fiscal years ended June 30, 2003. The graph assumes the investment of $100 in each stock or index on June 30, 1998, and the reinvestment of any dividends (we have never paid a dividend).

[GRAPHIC OMITTED]

stock or index:         6/98        6/99         6/00        6/01         6/02          6/03
---------------         ----        ----         ----        ----         ----          ----
Palatin common        $100.00      $92.41      $141.77       $87.09       $40.10        $64.61
Nasdaq composite      $100.00     $141.77      $209.32      $114.07       $77.22        $85.65
Nasdaq biotech        $100.00     $159.91      $383.59      $319.59      $160.79       $211.91

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

        The tables below show the beneficial stock ownership and voting power, as of July 13, 2004, of:

•	each director, each of the named officers, and all current directors and officers as a group; and

•	all persons who, to our knowledge, beneficially own more than five percent of the common stock or Series A preferred stock.

“Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after July 13, 2004. Please see the footnotes for more detailed explanations of the holdings. Except as otherwise noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed.

        The common stock has one vote per share and the Series A preferred stock has approximately 38.02 votes per share. Voting power is calculated on the basis of the aggregate of common stock and Series A preferred stock outstanding as of July 13, 2004. On July 13, 2004, 52,790,897 shares of common stock and 11,697 shares of Series A preferred stock were outstanding.

        The address for all members of our management is c/o Palatin Technologies, Inc., 4C Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the footnotes to the table of beneficial owners.

PROXY STATEMENT, PAGE 26

MANAGEMENT:

                                                                                     Percent of
                                                                         Percent of    Voting
Class      Name of Beneficial Owner                            Shares      Class       Power
-----------------------------------------------------------------------------------------------
Common     Carl Spana, Ph.D.                                  824,301(1)    1.5%         *

Common     Stephen T. Wills                                   600,083(2)    1.1%         *

Common     Shubh D. Sharma, Ph.D.                             159,714(3)     *           *

Common     John K.A. Prendergast, Ph.D.                       394,506(4)     *           *

Common     Perry B. Molinoff, M.D.                            271,750(5)     *           *

Common     Robert K. deVeer, Jr.                              197,773(6)     *           *

Common     Zola P. Horovitz, Ph.D.                             90,833(7)     *           *

Common     Robert I. Taber, Ph.D.                              85,833(8)     *           *

Common     Errol DeSouza, Ph.D.                                37,083(9)     *           *

Common     All current directors and executive officers
           as a group (nine persons):                      2,648,044(10)    4.8%         *

_________________

*Less than one percent.

(1)     Includes 797,628 shares which Dr. Spana has the right to acquire under options.

(2)     Includes 584,583 shares which Mr. Wills has the right to acquire under options.

(3)     Includes 159,699 shares which Dr. Sharma has the right to acquire under options.

(4)     Includes 380,833 shares which Dr. Prendergast has the right to acquire under options.

(5)     Includes 261,750 shares which Dr. Molinoff has the right to acquire under options.

(6)     Shares which Mr. deVeer has the right to acquire under options.

(7)     Includes 85,833 shares which Dr. Horovitz has the right to acquire under options.

(8)     Includes 80,833 shares which Dr. Taber has the right to acquire under options.

(9)     Shares which Mr. DeSouza has the right to acquire under options.

(10)     Includes 2,559,683 shares which directors and officers have the right to acquire under options.

PROXY STATEMENT, PAGE 27

5% OR GREATER BENEFICIAL OWNERS:

                                                                                      Percent of
                                                                         Percent of     Voting
Class          Name of Beneficial Owner                      Shares       Class         Power
------------------------------------------------------------------------------------------------
Common         ProQuest(1)                                 6,161,972(2)   11.4%          9.3%

Common         Lurie Investments(3)                        4,230,984(4)    7.9%          6.5%

Common         Credit Suisse Equity Fund Management
               Company S.A. on behalf of CS Equity Fund    2,702,220(6)    5.1%          3.9%
               (Lux) Global Biotech(5)
Series A
Preferred      J.F. Shea Co., Inc.(7)                          5,000      41.9%           *
------------------

*Less than one percent.

(1)

Includes the ownership of ProQuest Investments, L.P., ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P. and ProQuest Companion Fund, L.P. ProQuest Associates LLC is the general partner of ProQuest Investments, L.P. and ProQuest Companion Fund, L.P. ProQuest Associates II LLC is the general partner of ProQuest Investments II, L.P. and ProQuest Investments II Advisors Fund, L.P. Address is 600 Alexander Park, Suite 204, Princeton, NJ 08540.

(2)	Includes 1,232,395 shares which the ProQuest entities have the right to acquire under warrants.

(3)

Includes the ownership of Lurie Investment Fund, LLC, ALFATECH, LLC, and WASK Investments, LLC. Mark Slezak is the investment manager for all three entities. Address is c/o Lurie Investments, 2 N. Riverside Plaza, Suite 1500, Chicago, IL 60606.

(4)	Includes 766,197 shares which Lurie Investment Fund, LLC, ALFATECH, LLC, and WASK Investments, LLC have the right to acquire under warrants.

(5)

Includes Credit Suisse Equity Fund Management Company S.A. on behalf of CS Equity Fund (Lux) Global Biotech (address c/o Brown Brothers Harriman & Company, P.O. Box 1536 Pine Street Station, New York, NY 10268), and Credit Suisse Anlagestiftung on behalf of CSA Aktien BioTech (address Giesshubelstrasse 30, CH - 8070 Zurich, Switzerland).

(6)

Includes 635,616 shares which Credit Suisse Equity Fund Management Company S.A. on behalf of CS Equity Fund (Lux) Global Biotech, and Credit Suisse Anlagestiftung on behalf of CSA Aktien BioTech, have the right to acquire under warrants.

(7)	Address is 655 Brea Canyon Road, Walnut, CA 91789.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        John K. A. Prendergast, Ph.D. Dr. Prendergast is the president and sole stockholder of Summercloud Bay, Inc., a corporation with which we had a consulting agreement to provide strategic and technology consulting services. During the fiscal year ended June 30, 2004, we paid a total of $43,125 plus expenses to Summercloud Bay, Inc. for consulting services. The consulting agreement terminated June 30, 2004. In July 2003, we entered into an employment agreement with Dr. Prendergast under which he serves as chairman of the board. During the fiscal year ended June 30, 2004, he received a salary of $45,000 per year. Effective July 1, 2004, his salary is $50,000 per year. In addition, he may participate in all health benefit programs that we establish, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate.

PROXY STATEMENT, PAGE 28

        Perry B. Molinoff, M.D. Upon his resignation effective November 3, 2003, in order to accept a position as Vice Provost for Research at the University of Pennsylvania, we agreed to extend the expiration date of Dr. Molinoff’s currently vested stock options until 90 days after the end of his tenure as a director. The options would otherwise have expired 90 days after his resignation as an officer. In addition, as consideration for his services as a director and for continuing as a consultant, we agreed to grant him a stock option to purchase 50,000 shares of common stock at $3.45 per share, the closing market price on November 3, 2003. We have entered into a consulting agreement with Dr. Molinoff under which we will pay him $2,000 per diem for consulting services which we may request him to perform from time to time.

        Kevin S. Flannery. Effective October 14, 2003, the date of his resignation as a director, in consideration for his past services as a director and for mutual waivers and releases, we entered into an agreement with Mr. Flannery which provides for:

•	a stock option grant for 22,500 shares with an exercise price of $4.46 per share, exercisable until March 31, 2005;

•	immediate vesting of all his stock options; and

•	removal of any restriction on transfer of his stock options and underlying shares (other than restrictions which may be required by federal or state securities laws).

OTHER ITEMS OF BUSINESS

        We are not aware of any matters, other than the items of business discussed in this proxy statement, that may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received at our executive offices, 4C Cedar Brook Drive, Cranbury, NJ 08512, not later than July 17, 2004. Proposals should be directed to the attention of the Secretary.

        For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit proxies to be voted at the discretion of the management if (a) we receive notice of the proposal before the close of business on September 30, 2004 and we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) we did not receive notice of the proposal prior to September 30, 2004.

PROXY STATEMENT, PAGE 29

        Your cooperation in giving this matter your immediate attention and returning your proxy card is greatly appreciated.

By order of the board of directors,

Stephen T. Wills, Secretary
July __, 2004

PROXY STATEMENT, PAGE 30

[proxy card front]

PALATIN TECHNOLOGIES, INC.
4C CEDAR BROOK DRIVE, CRANBURY, NEW JERSEY 0812

SPECIAL MEETING OF STOCKHOLDERS - AUGUST 27, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Carl Spana, Ph.D. and Stephen T. Wills (each with full power to act without the other) as proxy holders with full power of substitution, to vote all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc., a Delaware corporation, held of record by the undersigned as of July 13, 2004 at Palatin’s annual meeting of stockholders to be held Friday, August 27, 2004 and at any postponement or adjournment of the meeting.

(To Be Signed on Reverse Side.)

[proxy card reverse]

Please mark your votes as in this example: |X|

1.	To approve an amendment to the Certificate of Incorporation to increase the authorized common stock from 75,000,000 to 150,000,000 shares.

[ ] FOR         [ ] AGAINST         [ ] ABSTAIN

2.	To approve an amendment to the 1996 Stock Option Plan increasing the common stock available for issuance from 5,000,000 to 10,000,000 shares.

[ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.

[ ] FOR         [ ] AGAINST         [ ] ABSTAIN

The proxy holders will vote the shares of the undersigned stockholder as instructed above. If the stockholder does not specify a choice, the proxy holders will vote the shares FOR proposals no. 1 and 2 and on any other matter coming before the meeting in the discretion of the proxy holders.

The undersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

Please complete, sign, date and return this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

SIGNATURE(S) _________________________________ DATE __________, 2004

SIGNATURE(S) _________________________________ DATE __________, 2004

NOTE: Please date this proxy card and sign your name exactly as it appears on the label. When there is more than one owner, each should sign. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If executed by a corporation, this proxy card should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. Please note any changes in your address alongside the address as it appears on the proxy card.

APPENDIX: 1996 STOCK OPTION PLAN

This appendix is filed pursuant to Schedule 14A, Item 10, Instruction 3. It is not part of the proxy statement.

                           PALATIN TECHNOLOGIES, INC.
                             1996 STOCK OPTION PLAN

1.       PURPOSE.

The purposes of the 1996 Stock Option Plan (the "Plan") are to induce certain employees, consultants and directors to remain in the employ or service, or to continue to serve as directors, of Palatin Technologies, Inc. (the "Company")
and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the
"Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the
"Board") believes that the granting of stock options (the "Options") under the
Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section
422(b) of the Code) or (b) options which are not incentive stock options
("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 4 hereof at the time of the grant thereof.

2.       EFFECTIVE DATE OF THE PLAN.

The Plan became effective on August 28, 1996, by action of the Board, subject to ratification by stockholders of the Company.

3.       STOCK SUBJECT TO PLAN.

5,000,000 of the authorized but unissued shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options.
If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

                                                      Page 1

4.       COMMITTEE.

The Committee shall consist of two or more members of the Board both or all of whom shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i)
promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and "outside directors" within the contemplation of Section
162(m)(4)(C)(i) of the Code. The President of the Company shall also be a member of the Committee, ex-officio, whether or not he or she is otherwise eligible to be a member of the Committee. The Committee shall be appointed annually by the
Board, which may at any time and from time to time remove any members of the
Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no
Committee shall have been appointed, the Board shall serve as the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the
Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

5.       ADMINISTRATION.

Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The
Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive. The Board may, at any time, exercise any of the powers of the Committee.

6.       ELIGIBILITY.

A. An Option may be granted only to (i) an employee or consultant of the Company or a Subsidiary, (ii) a director of the Company who is not employed by the
Company or any of the Subsidiaries (a "Non-Employee Director") and (iii)
employees of a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, whether by exchange or

                                                      Page 2

purchase of stock, purchase of assets, merger or reverse merger or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume or for which the Company has agreed to provide substitute options.

B. (i) On August 28, 1996, each Non-Employee Director shall be granted an Option
(a "Non-Employee Director's Formula Option") to purchase 20,000 shares of the
Common Stock at the initial per share option price of $1.36 per share.

(ii) At the first meeting of the Board immediately following the annual meeting of the Stockholders of the Company held following the effective date of the
Plan, and at the first meeting of the Board immediately following each subsequent annual meeting of the Stockholders of the Company, each Non-Employee
Director shall be granted an Option (a "Non-Employee Director's Formula Option")
to purchase 10,000 shares (after giving effect to the reverse stock split effected on September 5, 1997) of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

(iii) Each Non-Employee Director who becomes a director subsequent to the adoption date of the Plan shall be granted, as of a date determined by the
Board, which date shall be not earlier than the date he or she agrees to become a director and not later than the date he or she becomes a director, an Option
(a "Non-Employee Director's Initial Option") to purchase the number of shares
(after giving effect to the reverse stock split effected on September 5, 1997)
of the Common Stock determined by the Board, but not more than 10,000 shares, at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

(iv) A Non-Employee Director may not exercise a Non-Employee Director's Formula
Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. A Non-Employee Director may (i) during the period commencing on the first anniversary of the date of the granting of a Non-Employee Director's Formula
Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-fourth of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to one-half of the shares granted thereby, (iii) during the period commencing on such third anniversary and ending on the date next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to three-
fourths of the shares granted thereby and (iv) during the period commencing on such fourth anniversary and ending on the date of the expiration of such Option, exercise such Option with respect to all of the shares granted thereby.

7.       OPTION PRICES.

A. Except as otherwise provided in Sections 6 and 17, the initial per share option price of any Option shall be the price determined by the Committee, but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of

                                                      Page 3

the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

B. For all purposes of the Plan, the fair market value of a share of the Common
Stock on any date shall be determined by the Committee as follows:

(i) If the Common Stock is listed on the OTC Electronic Bulletin Board, its fair market value shall be the closing selling price on such date for the Common
Stock as reported on the OTC Electronic Bulletin Board. If there are no sales of the Common Stock on that date, then the reported closing selling price for the
Common Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or,

(ii) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market
System or the Nasdaq SmallCap Market System, its fair market value shall be the reported closing selling price for the Common Stock on the principal securities exchange or national market system on which the Common Stock is at such date listed for trading. If there are no sales of Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or,

(iii) If the Common Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

8.       OPTION TERM.

Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof;
provided, however, that, except as otherwise provided in Section 17, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code)
more than 10% of the total combined voting power of the Common Stock of the
Company at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; provided, further, however, that the term of each Non-Employee Director's Formula Option shall be ten years from the date of the granting thereof.

9.       LIMITATIONS ON AMOUNT OF OPTIONS GRANTED.

A. Except as otherwise provided in Section 17, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the
Company) shall not exceed $100,000.

                                                      Page 4

B. Except as otherwise provided in Section 17, no Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 500,000 shares of the Common Stock.

10.      EXERCISE OF OPTIONS.

A. Except as otherwise provided in Section 17 and except as otherwise determined by the Committee at the time of the grant of an Option other than a Non-Employee
Director's Formula Option, a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. Except as otherwise set forth in Sections 9A and 17 and in the preceding sentence, a
Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-fourth of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to one-half of the shares granted thereby, (iii) during the period commencing on such third anniversary and ending on the date next preceding the fourth anniversary of the date of the granting of such Option, exercise such
Option with respect to three- fourths of the shares granted thereby and (iv)
during the period commencing on such fourth anniversary and ending on the date of the expiration of such Option, exercise such Option with respect to all of the shares granted thereby.

B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified.

D. Except in the case of a Non-Employee Director's Formula Option, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

E. Notwithstanding any other provision of the Plan to the contrary, including, but not limited to, the provisions of Section 10D, if any Participant shall have effected a "Hardship Withdrawal" from a "401(k) Plan" maintained by the Company and/or one or more of the Subsidiaries, then, during the period of one year commencing on the date of such Hardship Withdrawal, such Participant may not exercise any Option. For the purpose of this paragraph E, a Hardship Withdrawal shall mean a distribution to a Participant provided for in Reg. ss. 1.401(k)-
1(d)(1)(ii) promulgated under Section 401(k)(2)(B)(i)(iv) of the Code and a
401(k) Plan shall mean a plan which is a "qualified plan" within the contemplation of section 401(a) of the Code which contains a "qualified cash or deferred arrangement" within the contemplation of section 401(k)(2) of the Code.

                                                      Page 5

11.      TRANSFERABILITY.

Except as provided in this Section 11, no Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him or her may be exercised only by him or her. An option which is not an "incentive stock option," as defined in Section 422(b) or any similar successor provision of the
Code, may be assigned or transferred to and exercised by a Participant's "family member" as defined in SEC Form S-8, General Instruction A(5), or any similar successor provision. Transfer of an option for value is permitted under this
Section 11 only to the extent not prohibited under Form S-8, General Instruction
A(5), or any similar successor provision.

12.      TERMINATION OF EMPLOYMENT.

A. Unless otherwise provided by the Committee, in the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director of the Company,
whether voluntarily or otherwise, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant's termination of employment or service and the date of termination specified in such Option.
Notwithstanding the foregoing, if a Participant's employment by the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company is terminated for "cause" (as defined herein), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith.

B. For purposes of the foregoing, the term "cause" shall mean: (i) the commission by a Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by a
Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or (iv) continued alcohol or other substance abuse that renders a Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

13.      ADJUSTMENT OF NUMBER OF SHARES.

A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an
Option and the number of shares set forth in Sections 6B and 9B shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares

                                                      Page 6

of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an
Option and for each share of the Common Stock referred to in Sections 6B and 9B, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

B. In the event that there shall be any change, other than as specified in
Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B, such adjustment shall be made by the
Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.

C. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

D. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate.

E. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of
Section 13A, each Option, to the extent not theretofore exercised, shall terminate forthwith.

14.      PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS.

A. Unless the shares to be issued upon the exercise of an Option by a
Participant shall be registered prior to the issuance thereof under the
Securities Act of 1933, as amended, such Par ticipant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

B. In the event of the death of a Participant, a condition of exercising any
Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

                                                      Page 7

C. In the case of each non-incentive stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.

15.      NO STOCKHOLDER STATUS.

Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common
Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16.      NO RESTRICTIONS ON CORPORATE ACTS.

Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the
Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17.      OPTIONS GRANTED IN CONNECTION WITH ACQUISITIONS.

In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company or a Subsidiary (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary.
Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 19 that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

18.      NO EMPLOYMENT OR SERVICE RIGHT.

Neither the existence of the Plan nor the grant of any Option shall require the
Company or any Subsidiary to continue any Participant in the employ of the
Company or such Subsidiary or require the Company to continue any Participant as a director of the Company.

                                                      Page 8

19.      TERMINATION AND AMENDMENT OF THE PLAN.

The Board may at any time terminate the Plan or make such modifications of the
Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the
Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section
13), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised; provided, however, the provisions of the Plan governing the grant of Non-Employee Director's Formula
Options may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are employees of the Company or a Subsidiary and shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee
Retirement Income Security Act of 1974 or the Rules of the Securities and
Exchange Commission promulgated under Section 16 of the Exchange Act. Except as otherwise provided in Section 13, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20.      EXPIRATION AND TERMINATION OF THE PLAN.

The Plan shall terminate on August 27, 2006 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

                                      [END]

As adopted by the stockholders at a special meeting of stockholders held on
August 21, 1997;

as amended by the board of directors pursuant to a unanimous written consent dated January 12, 1998;

as amended by the board of directors pursuant to a unanimous written consent dated March 26, 1999;

as amended upon shareholder approval of amendments at the reconvened annual meeting of stockholders on July 1, 1999;

as amended upon shareholder approval of an amendment at the reconvened annual meeting of stockholders on November 21, 2000;

as amended by the board of directors effective January 1, 2001.

                                     Page 9